Exhibit 99.1

FOR IMMEDIATE RELEASE

Princeton Capital Corporation Announces Cash Dividend

NORTH ANDOVER, MA – October 27, 2022 (GLOBE NEWSWIRE) - Princeton Capital Corporation (OTC:PIAC) (“Princeton” or the “Company”) announced today that its Board of Directors has authorized and declared a cash dividend of $0.075 per share of common stock. The dividend is payable on December 1, 2022 to stockholders of record as of the close of business on November 21, 2022.

About Princeton Capital Corporation

Princeton Capital Corporation is an externally managed, non-diversified, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Princeton Capital Corporation’s investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation through the debt securities and related equity investments. The Company’s investment activities are currently managed by its Investment Adviser, House Hanover, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the U.S. Securities and Exchange Commission. Princeton Capital Corporation undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

Company Contact:

Gregory J. Cannella, Chief Financial Officer

(978) 794-3366

gcannella@princetoncapitalcorp.com